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Mattel, Inc.
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Mattel, Inc. Supplemental Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 19, 2016

Our Annual Meeting of Stockholders will be held on May 19, 2016. Our Board recommends that stockholders vote FOR all management proposals and AGAINST proposal 4, a stockholder proposal seeking to establish an independent board chairman. Attached is a presentation that is intended to supplement our Proxy Statement that was filed on April 5, 2016.

If you would like to discuss any of Mattel’s 2016 Annual Meeting ballot items, this presentation or any other corporate governance matters, please contact Martin Gilkes or David Zbojniewicz of our Investor Relations Department at (310) 252-2703.

April 2016 Mattel, Inc. Business, Governance & Compensation Overview

FORWARD-LOOKING STATEMENTS: Mattel is including this Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 (the “Act”). Certain statements made in this presentation may include forward-looking statements within the meaning of the Act relating to the future performance (including, without limitation, future revenues, strategies, prospects, goals, and all other statements that do not relate strictly to historical or current facts) of Mattel and its subsidiaries’ overall businesses, brands and products lines. These statements are based on currently available operating, financial, economic and other information and they are subject to a number of significant risks and uncertainties. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. A variety of factors (e.g., consumer preferences, product mix, global economic conditions) many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the “Risk Factors” section of Mattel’s 2015 Annual Report on Form 10-K, in our 2016 quarterly reports on Form 10-Q and in other filings Mattel makes with the SEC from time to time, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

Overview of Mattel

COMPANY OVERVIEW

- Mattel (Nasdaq: MAT) is a worldwide leader in the design, manufacture and marketing of toys and family products
- Mattel's portfolio includes some of the most iconic toy brands ever produced
- Mattel is a global organization, selling products in more than 150 countries

Selected Financial Data

Market Cap: *(as of 4/22/16)*	$10.9 Billion
2015 Net Sales:	$5.7 Billion
2015 Dividends:	$515 Million

TWO COMPLEMENTARY BUSINESSES

Core Global Brands

Barbie, Hot Wheels, Thomas & Friends, Fisher-Price, American Girl, Monster High

ToyBox – Toy & Game Platforms

Mega, WB, W, Disney, Nick, UNO, Apples to Apples, View-Master

SHARED BENEFITS OF SCALE

- Global Supply Chain
- Consumer / Toy Insights
- Design Expertise
- Commercial Excellence
- High-Value Partnerships

Sources: S&P Capital IQ (Market Cap); Mattel 2015 Form 10-K

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©2016 Mattel, Inc. All Rights Reserved

Significant Progress Against Mattel’s Six Strategic Priorities Exploiting the Franchise Strength of Our Core Brands Strengthening Our Global Supply Chain Achieving Distinctiveness and Excellence in Our Commercial Organization Rapidly Expanding into Emerging Markets Aggressively reduce system costs Maintain focus on improving quality and safety Support system-wide improvements in speed-to-market and customer satisfaction Expand relationship with our omni-channel partners Deliver more engaging retail experiences Drive conversion and repeat purchase Simplify organizational structure and optimize processes Restore profitability Reinvest for growth Exploit our IP-based brands’ untapped potential Focus on brand management/marketing, product innovation, content, digital and new partnerships to expand reach and relevance Continuously Driving Cost Improvement Build on our heritage as an entrepreneurial toymaker Greater emphasis on product invention, speed-to-market, rapid socialization, promotion and new partnerships Re-establishing Toy Leadership Accelerate growth in key emerging markets like China and Russia Invest in expanded sales and distribution capabilities In 2015, we organized around six strategic priorities and focused on embracing brand building, creativity and innovation, in an effort to put Mattel back on track for growth and improved profitability The business stabilized with sales up in constant currency, key core brands revitalized, accelerated growth in emerging markets, new product and content partnerships, and solid P&L and cash management results Source: Mattel 2015 Q3 Earnings Presentation, 2015 Form 10-K, and 2016 Proxy Statement

Encouraging 2015 Turnaround Results Mattel’s 2015 results were in line with our expectations and reflected significant progress against our 2015 strategic priorities and our turnaround efforts Promising Trends in Underlying Business Despite Currency Headwinds P&L Reflects Investments to Improve Top-Line Momentum Maintained Disciplined Capital Deployment Strategy and Strong Balance Sheet Revitalized core brands (Barbie and Fisher-Price) and maintained strong momentum in other core brands (Hot Wheels and Thomas) Investments in emerging markets like China and Russia delivered strong improvement and growth Achieved 2015 financial outlook Exceeded first year cost savings program target with approximately $153 million of gross savings in 2015 Disciplined increase in expenditures in advertising and retail promotions to support core brands Investing in turnaround efforts and growth initiatives Maintained quarterly dividend of $0.38 per share Ended 2015 with strong liquidity position ($893 million of cash) Elected New Independent Board Leadership Appointed New Chairman/CEO Enhanced Senior Management Team to Drive Growth Reinforced independent Board leadership through appointment of Independent Lead Director Independent directors unanimously elected Michael Dolan as Independent Lead Director Committed to routine review of the Board leadership structure Successfully executed CEO succession Named Christopher Sinclair, Mattel’s Independent Lead Director, as interim CEO and Chairman in early 2015 Following a thoughtful evaluation process, Mr. Sinclair was named Chairman and CEO Significant changes in senior leadership team (>50% changed or re-assigned during 2015) to strengthen Mattel and revitalize the business going forward Chief Operating Officer* Chief Human Resources Officer Chief Global Brands Officer – Core Brands* Chief Content Officer* Division CFO* Source: Mattel Press Releases and 2016 Proxy Statement To support the execution of our turnaround strategy, the Board, together with management, implemented a number of changes in Company leadership * Newly created role

Engaged and Highly-Qualified Independent Board Well-Balanced Tenure 3 Directors 3 Directors 4 Directors Diverse & Fresh Perspectives Highly Independent The Board’s composition provides Mattel with the independent perspectives and diverse experiences necessary to lead the Company through a turnaround 90% Independent 30% Female Directors 3 Independent Directors Added in Past 5 Years Routine review of Board leadership structure Annual Board and Committee evaluations Annual review and evaluation of the CEO’s performance by independent directors Quarterly executive sessions held without the presence of management Robust director succession and search process Directors may be removed with or without cause Leadership of Large, Complex Organizations Retail & Operations Branding & Marketing Finance & Accounting Turnaround & Strategic Alternatives Media & Entertainment Technology Board Practices that Ensure Accountability Complementary Skills & Experience Source: Mattel 2016 Proxy Statement

Strong Independent Board Leadership Source: Mattel 2016 Proxy Statement Mattel utilizes a robust Independent Lead Director role to counterbalance our combined Chair and CEO and provide independent, consistent oversight of management during the turnaround Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors Serves as liaison between the Chairman and the independent directors Approves information sent to the Board Approves meeting agendas for the Board Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items Has the authority to call meetings of the independent directors If requested by major shareholder, ensures that he is available for consultation and direct communication The Independent Lead Director is elected by our independent directors and has the following significant responsibilities: Our Independent Lead Director provides the same independent leadership, oversight and benefits for the Company and Board that would be provided by an independent Chairman Mattel Service Named Independent Lead Director in March 2015 Chair of the Compensation and Executive Committees Joined Mattel Board in 2004 Key Experience & Qualifications Currently serving as CEO of Bacardi Ltd, a large global consumer products company, Mr. Dolan brings leadership, finance, global retail and branding, strategic marketing and operations experience to the Board Brings valuable perspective on the entertainment industry through former roles as Chairman & CEO of IMG Worldwide and EVP & CFO of Viacom 7 years of experience at Young & Rubicam enable him to provide unique insights in the areas of advertising and brand building Michael J. Dolan Independent Lead Director

Industry-Leading Governance Practices Annual Board elections Majority voting standard Robust shareholder engagement Shareholder right to call special meetings Shareholder ability to act by written consent Clawback policy applies to all executive officers No poison pill in place One share, one vote; no dual-class stock During 2015, we enhanced our investor engagement efforts An independent member of our Board, together with our management team, engaged in outreach to shareholders representing more than 40%, in total, of our outstanding shares We gathered important feedback from our shareholders on topics including our turnaround strategy, Board leadership structure, corporate governance practices and our executive compensation programs Engagement efforts informed certain changes we made to our executive compensation programs in 2016 We will continue to reach out to our investors going forward to help inform boardroom discussions on critical board, governance and compensation matters Mattel utilizes strong governance practices to provide shareholders with meaningful rights, and is committed to engaging with shareholders on an ongoing basis Source: Mattel 2016 Proxy Statement

Executive Compensation Overview Compensation Element Philosophy and Objective For all NEOs (including CEO) Base Salary Provides fixed income for financial certainty and stability Annual Incentive (MIP) Directly links pay opportunity to Company performance through achievement of financial performance goals Motivates NEOs to achieve our short-term strategic and financial objectives to drive long-term value creation Promotes team orientation by encouraging participants in all areas of the Company to achieve common Company goals Long-Term Incentives Performance Units Stock Options RSUs Directly links pay opportunity to Company and stock price performance through achievement of financial performance goals and total shareholder return (TSR) (relative to the S&P 500), as well as stock price appreciation Aligns NEOs’ interests with shareholders’ Fosters long-term focus on increasing shareholder value Encourages executive stock ownership CEO Transition Compensation (2015 only) Transition Year Equity Stock Option Grant RSU Grant Reflects CEO’s turnaround mandate to drive profitable growth and build shareholder value Builds CEO stock ownership to align incentives with shareholders Aligns payouts with Company and stock-price performance; value of options is fully dependent on increasing share price A significant percentage of executive compensation is performance-based and at risk, promoting strong alignment with our shareholders’ interests 2015 Targeted Total Direct Compensation 85% Performance-based Other NEOs 78% Performance-based Source: Mattel 2016 Proxy Statement and April 14, 2015 Form 8-K/A CEO Annual Incentive22% Base Salary15% Long-Term Incentive63% Annual Incentive16% Base Salary22% Long-Term Incentive 62%

Base Salary. No merit-based salary increases were approved for NEOs in 2015 or 2016 (other than in the case of promotions) Annual Incentive (MIP). Below target MIP payouts (ranging from 45% to 68% of target) were earned by our NEOs for 2015, which align to Company and business group financial results Long-Term Incentive Program (LTIP). Below target amount (41%) was achieved for the 2015 performance-related component of our 2014-2016 LTIP Performance Units. Upon completion of the three-year performance period, a relative TSR modifier will be applied for the full three-year performance cycle. In the first two years of the performance measurement period, Mattel has performed below the 25th percentile of the S&P 500. At this relative performance level, the amount earned would be adjusted downwards by 50 percentage points. As such, if the TSR modifier were to have been applied at the end of 2015, this would have resulted in a zero earnout of the Performance Units Our Executives’ Pay Reflects Company Performance Compensation Governance Best Practices Pay Reflects Challenging Company Performance Clawback Policy Applicable to all Executive Officers Double-Trigger Accelerated Vesting in Equity Plans and Executive Severance Plans Annual Compensation Risk Assessment Substantial Stock Ownership Guidelines: 6x Base Salary for CEO, 4x for COO & CFO, 3x or 2x for other NEOs Independent Compensation Consultant Annual Peer Group Review No Excise Tax Gross-ups No Poor Pay Tax Gross-up Practices on Perquisites and Benefits No Hedging or Pledging Permitted Source: Mattel 2016 Proxy Statement

2016 Executive Compensation Changes To further promote our turnaround, reinforce our strategic priorities and reflect the support and feedback from our shareholder outreach, the Compensation Committee made the following changes to our executive compensation programs in 2016 Simplified and streamlined financial performance measures Emphasize net sales and adjusted operating profit (eliminating gross margin and free cash flow) to drive profitable growth; higher net sales weighting than prior year for greater alignment with turnaround objectives Enhanced program alignment with strategic priorities Modified NEO payout formula to be based 75% on achievement of financial goals (previously 100%) and 25% on achievement of established strategic priorities related to NEO’s job responsibilities, in order to drive a culture of accountability; strategic priorities component is paid only if adjusted operating profit threshold is achieved Revised overall plan structure To allow maximum flexibility while preserving tax deductibility, established the MIP under an umbrella plan structure in which the MIP will be funded at maximum if a specified threshold level percentage of target operating profit is achieved, subject to the Committee’s discretion to pay lesser amounts Annual Incentive (MIP) Long-Term Incentive Program (LTIP) Refined performance cycles approach Beginning in 2016, will provide grants annually, in overlapping three-year cycles to align with market practice, permit greater responsiveness to changing circumstances and market movements, strengthen retention and facilitate year-to-year compensation analysis Enhanced financial performance measures Changed financial performance measures from net operating profit after tax less capital charge (NOPAT-CC) and net sales (with performance goals set annually) to earnings per share (EPS), while maintaining the relative three-year TSR modifier component, to focus management on strategic long-term objectives and value creation, support our turnaround strategy, and provide differentiated goals as compared to MIP Source: Mattel 2016 Proxy Statement

Our Board Recommends a Vote AGAINST Shareholder Proposal #4 Requiring the Chairman to be Independent Flexible Board Leadership Structure is More Suitable for Mattel than a Rigid and Prescriptive Approach The Board is best positioned to determine the optimal leadership structure at any given time since the Board has extensive knowledge of the Company’s strategic goals, opportunities and challenges Accordingly, it’s important for the Board to continue to determine on a case-by-case basis the most effective leadership structure for Mattel in light of evolving needs and circumstances for the Company Mattel’s Current Board Leadership Structure Best Serves Mattel and Its Shareholders, and Reflects Shareholder Input The Board routinely evaluates Mattel’s Board leadership structure to ensure that there is strong leadership in place to provide effective oversight of management Following a thoughtful evaluation of our leadership structure during our recent CEO transition and in consideration of shareholder feedback, the Board determined that the Company and its shareholders are best served by a combined Chair/CEO role led by Christopher Sinclair, counterbalanced by a robust Independent Lead Director, Michael Dolan, to support the Company in its comprehensive turnaround strategy and position the Company for future growth From 2013 to 2015, 64% of our shareholders, on average, opposed a similar shareholder proposal to separate the Chairman and CEO roles, including more than 57% of our shareholders at the 2015 Annual Meeting In 2015, we have engaged with holders of more than 40%, in total, of our outstanding shares. We received broad support for our current Board leadership structure and the results of our leadership transition Mattel’s Strong Corporate Governance Practices Provide Effective, Independent Board Oversight Ongoing shareholder engagement, sound corporate governance practices informed by shareholder feedback, meaningful shareholder rights and robust independent board leadership ensure all shareholders’ interests and viewpoints are well-represented in the boardroom Effective executive compensation programs that result in executives’ payouts closely reflecting Company performance, have received overwhelming support from shareholders over the past several years; on average, more than 95% of votes cast have supported our compensation programs over the past three years Continued on next page

Our Board Recommends a Vote AGAINST Shareholder Proposal #4 Requiring the Chairman to be Independent The Board urges a vote AGAINST the proposal as it is not in the interests of shareholders and the Company Our Current Board Leadership Structure is Driving Results Combined Chair and CEO role permits tight coordination between management and the Board, direct and timely communication, and optimal prioritization of Board agenda – all at a critical juncture in Mattel’s history Significant changes in senior leadership team (>50% changed or re-assigned during 2015) Key core brands revitalized Targeted investments in key brands, geographies and M&A Instituted a cultural transformation that focuses on brand building, creativity and innovation and prioritizes speed to market and accountability Achieved 2015 financial outlook Exceeded first year cost savings program target Maintained strong balance sheet Key Turnaround Actions & Proof Points Stock Price Performance Since CEO/Chair Transition +41% (through April 22, 2016)

Mattel’s 2015 results reflect significant progress against our 2015 strategic priorities and our turnaround efforts Mattel’s engaged, highly-qualified Board, together with sound corporate governance and shareholder outreach practices, promote Board independence and effective oversight of management and provide a strong foundation for our strategic transformation Mattel’s executive compensation programs closely align pay and performance, as demonstrated by recent payouts that reflect performance challenges, and have been refined in 2016 to further promote our turnaround, reinforce our strategic priorities and reflect the support and feedback from our shareholder outreach Mattel’s successful CEO succession, with the appointment of Christopher Sinclair as Chairman and CEO, is playing a critical leadership role in driving the execution of our strategy at both the operational and Board level Mattel’s current board leadership structure is driving results Strong independent Board leadership, driven by a combined Chairman and CEO role Counterbalanced by a strong, independent Board led by an Independent Lead Director Promotes continuity and strikes the optimal balance between unified leadership and effective independent oversight The Board believes that it is important to retain the flexibility to determine the optimal leadership structure at any given time We ask for your support at Mattel’s 2016 Annual Meeting: Vote FOR Items 1-3 and AGAINST Item 4